Exhibit 99.1
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

COPANO ENERGY MAINTAINS QUARTERLY CASH DISTRIBUTION

HOUSTON, Texas, January 10, 2013 – Copano Energy, L.L.C. (NASDAQ: CPNO) announced today a cash distribution for the fourth quarter of 2012 of $0.575 per unit, or $2.30 per unit on an annualized basis, for all of its outstanding common units. This distribution will be payable on February 14, 2013, to holders of record of common units at the close of business on January 31, 2013.

“Copano will maintain its $0.575 quarterly distribution to unitholders,” said R. Bruce Northcutt, President and Chief Executive Officer of Copano.  “We expect fourth quarter distribution coverage will be approximately 100%, which is roughly in line with third quarter coverage (as adjusted for non-recurring items).  We look forward to the first quarter startup of our 400 MMcf/d cryogenic processing expansion at Houston Central and the anticipated second quarter startup of Formosa’s fractionation expansion.  Together, these projects will be a catalyst for strong second-half 2013 cash flow growth,” Northcutt added.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of Copano’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Copano’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not Copano, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

About Copano Energy, L.L.C.
Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming. For more information, please visit www.copano.com.

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This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission.  Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements.  These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage.  These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.  Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to connect new sources of natural gas, crude oil and condensate, and the NGL content of new gas supplies;  the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production; producers’ ability to drill and successfully complete and connect new natural gas supplies; Copano’s ability to attract and retain key customers; performance by producers, customers and service providers under their contracts with Copano;; the availability of downstream transportation and other facilities for natural gas and NGLs; operational risks affecting the performance of Copano or third-party processing, fractionation plants and other facilities, Copano’s ability to access or construct new processing, fractionation and transportation capacity; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of operational, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission. Copano does not undertake to update any forward-looking statement except as provided by law.